Exhibit 10.1

FOURTH AMENDMENT AND WAIVER TO REVOLVING
CREDIT, TERM LOAN AND SECURITY AGREEMENT

This Fourth Amendment and Waiver to Revolving Credit, Term Loan and Security Agreement (the “Amendment”) is made as of this 16th day of May, 2011, by and among CONTINENTAL COMMERCIAL PRODUCTS, LLC, a limited liability company organized under the laws of the State of Delaware (“Continental”), and GLIT / GEMTEX, LTD., a corporation organized under the laws of the Province of Ontario (“Glit/Gemtex”, and together with Continental, collectively the “Borrowers” and each a “Borrower), KATY INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware (“Katy” or the “Guarantor”) the financial institutions which are now or which hereafter become a party to such Agreement (collectively, the “Lenders”) and PNC Bank, National Association (“PNC”), as agent for the Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A. On May 26, 2010, Borrowers, Guarantor, Lenders and Agent entered into a certain Revolving Credit, Term Loan and Security Agreement to reflect certain financing arrangements  among the parties thereto (as the same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”).

B. Borrowers, Guarantor, Lenders and Agent entered into a First Amendment to Loan Agreement, dated as of January 18, 2011 (the “First Amendment”) and a Second Amendment to Loan Agreement, dated as of February 4, 2011 (the “Second Amendment”).

C. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

D. Borrowers have requested and the Agent and the Lenders have agreed to amend certain terms and provisions contained in the Loan Agreement, on the terms and subject to the satisfaction of the conditions contained in this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Section One.  Amendment to Loan Agreement.  Effective immediately, the Loan Agreement is amended as follows:

(a) Section 6.5 (a).  EBITDA.  The minimum EBITDA requirement of $1,916,000 for the twelve fiscal months ending on or about May 31, 2011, as set forth in Section 6.5 (a)(i), is deleted in its entirety, and $1,100,000 is substituted in lieu thereof.

2. Section Two.  Waiver to Capital Event Covenant. Borrowers and Katy have failed to comply with the requirements contained in (i) Section Two (b) of the First Amendment (as modified by the Second Amendment), pursuant to which Borrowers and Katy were required to deliver to Agent and Lenders by April 15, 2011 substantially final drafts of all material documents, instruments and agreements to be executed or delivered in connection with a Capital Contribution or Sale Event (as such terms are defined in the First Amendment) and (ii) Section Two (a) of the First Amendment, pursuant to which Borrowers were required to deliver to Agent no later than May 1, 2011 all net cash proceeds of any Capital Event (as defined in the First Amendment) received by Borrowers (or received by Katy and contributed to Borrowers).  Each such violation constitutes an Event of Default (collectively the “Designated Defaults”).  Borrowers and Katy have requested and Agent and Lenders have agreed, as an accommodation, to conditionally waive the Designated Defaults.  Accordingly, Agent and Lenders hereby waive each of the Designated Defaults as an Event of Default, provided that nothing contained herein shall constitute a waiver of any other Event of Default, whether or not in existence on the date hereof and whether or not known to Agent or any Lender, nor shall anything contained herein constitute a waiver of any further Event of Default whatsoever, and provided further that the effectiveness of the waiver contained in this Section Two shall be and is subject to satisfaction in full of each of the conditions set forth below, on or before the designated date applicable thereto:

(a) Borrowers and Katy shall have delivered to Agent and Lenders, by June 6, 2011, an initial draft of the purchase agreement regarding the Sale Event (the “Purchase Agreement”);

(b) Borrowers and Katy shall have delivered to Agent and Lenders, by June 30, 2011, a substantially final draft of the Purchase Agreement; and

(c) The Sale Event shall have been consummated no later than July 6, 2011 on terms and conditions satisfactory to Agent and Lenders, including, without limitation, that the minimum cash proceeds of such Sale Event shall equal approximately $21,000,000.

It is understood and agreed that the waiver contained in this Section Two shall become null and void, automatically, if any such condition shall not have occurred by such designated date.

3. Section Three.  Representations and Warranties.  Each Borrower hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all material respects as of the date hereof, in each case other than representations and warranties that relate to a specific date;

(b) reaffirms all of the covenants contained in the Loan Agreement and covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c) except as previously disclosed to the Agent with regard to the violation of certain financial covenants, represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d) represents and warrants that no Material Adverse Effect has occurred since May 26, 2010;

(e) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate or company action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its Articles of Incorporation or Certificate of Formation, as applicable and Bylaws or Operating Agreement, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(f) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

4. Section Four.  Conditions Precedent/Effectiveness Conditions.  This Amendment shall be effective upon Agent’s receipt of a fully executed counterpart of this Amendment.

5. Section Five.  Payment of Expenses.  Borrowers shall pay or reimburse Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6. Section Six.  Reaffirmation of Existing Financing Agreements.  Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Section Seven.  Release.  Each Borrower and Katy hereby waives and releases and forever discharges Agent and Lenders, and the officers, directors, attorneys, agents and employees of each, from any liability, damage, claim, loss or expense of any kind originating in whole or in part on or before the date of this Amendment that such Borrower or Katy may now have against Agent or Lenders or any of them arising out of or relating to the Obligations, this Amendment, the Loan Agreement or the Other Documents.

8. Section Eight.  Amendment Fee.  In consideration of the willingness of the Lenders to enter into this Amendment, the Borrowers irrevocably agree to pay to the Agent, for the ratable benefit of the Lenders, a non-refundable amendment fee in cash, in the amount of $50,000, which amendment fee shall be deemed to have been fully earned by the Lenders on the date of this Amendment, and which shall be charged to the Borrower Account on the date hereof.

9. Section Nine.  Miscellaneous.

(a) No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) The terms and conditions of this Amendment shall be governed by the laws of the State of New York.

(e) This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by facsimile or electronic transmission shall bind the parties hereto.

(f) Kohlberg & Company, L.L.C., a Delaware limited liability company, although not a party to this Amendment, has signed below to indicate its acknowledgement of this Amendment and its agreement with the terms hereof.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment and Waiver to be executed and delivered by their duly authorized officers as of the date first above written.

Confirmed: KOHLBERG & COMPANY, L.L.C. By: /s/ Christopher Anderson Name: Christopher Anderson Title: Partner	CONTINENTAL COMMERCIAL PRODUCTS, LLC By: /s/ James W. Shaffer Name: James W. Shaffer Title: VP-CFO
GLIT / GEMTEX, LTD. By: /s/ James W. Shaffer Name: James W. Shaffer Title: VP-CFO
KATY INDUSTRIES, INC. a Delaware corporation By: /s/ James W. Shaffer Name: James W. Shaffer Title: VP-CFO
PNC BANK NATIONAL ASSOCIATION, as Lender and as Agent By: /s/ Glenn D. Kreutzer Name: Glenn D. Kreutzer Title: Vice President
PNC BANK CANADA BRANCH, as Lender By: /s/ Stephen B. Smith Name: Stephen B. Smith Title: Senior Vice President

Signature Page to Fourth Amendment and Waiver to Revolving Credit,
Term Loan and Security Agreement